AGREEMENT

This Agreement, dated as of May 3, 2013 (the “Agreement”), is by and among The Jones Group Inc., a Pennsylvania corporation (the “Company”), James Mitarotonda and the other Persons and entities that are signatories hereto (collectively, the “Barington Group,” and each, individually, a “member” of the Barington Group).

WHEREAS, prior to the date hereof a member of the Barington Group delivered a letter (the “Nomination Notice Letter”) to the Company, dated as of March 27, 2013, indicating its intention to nominate five individuals for election to the Board of Directors of the Company (the “Board”);

WHEREAS, the Company and the Barington Group have agreed that it is in their mutual interests to enter into this Agreement;

WHEREAS, the Company has agreed that in connection with the Company’s 2013 Annual Meeting of Shareholders (the “2013 Annual Meeting”), the Board will nominate for election as a member of the Board, and recommend that the Company’s shareholders vote to elect as a director of the Company, James Mitarotonda (the “Barington Nominee”); and

WHEREAS, the Barington Group has agreed to withdraw the nominations in the Nomination Notice Letter and to vote for the election of the Company’s nominees for directors at the 2013 Annual Meeting.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1 Defined Terms. For purposes of this Agreement:

(a) “Affiliate” has the meaning set forth in Rule 12b-2 promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b) “Associate” has the meaning set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act.

(c) “Applicable Law” means any federal, national, state, local, cantonal, municipal, international, multinational or SRO statute, law, ordinance, directives, rule (including rules of common law), regulation, ordinance, treaty, Order, permit, authorization or other requirement of any Governmental Authority.

(d) “Beneficial Owner”, “Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 promulgated by the SEC under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance).

(e) “Derivative Instruments” means any and all derivative securities (as defined under Rule 16a-1 promulgated by the SEC under the Exchange Act) that increase in value as the value of any Equity Securities of the Company increases, including a long convertible security, a long call option and a short put option position, in each case, regardless of whether (x) such interest conveys any voting rights in such security, (y) such interest is required to be, or is capable of being, settled through delivery of such security or (z) other transactions hedge the economic effect of such interest.

(f) “Equity Securities” means any and all (i) shares, interests, participations or other equivalents (however designated) of capital stock or other voting securities of a corporation, any and all equivalent or analogous ownership (or profit) or voting interests in a Person (other than a corporation), (ii) securities convertible into or exchangeable for shares, interests, participations or other equivalents (however designated) of capital stock or voting securities of (or other ownership or profit or voting interests in) any Person, and (iii) any and all warrants, rights or options to purchase any of the foregoing, whether voting or nonvoting, and, in each case, whether or not such shares, interests, participations, equivalents, securities, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

(g) “Governmental Authority” means any federal, national, state, local, municipal, international or multinational government or political subdivision thereof, governmental department, commission, board, bureau, agency, taxing or regulatory authority, instrumentality or judicial or administrative body, or arbitrator or SRO, having jurisdiction over the matter or matters in question.

(h) “Order” means any judgment, decision, decree, order, settlement, injunction, writ, stipulation, determination or award issued by any Governmental Authority.

(i) “Person” means an individual, company, corporation, partnership, limited liability company, trust, body corporate (wherever located) or other entity, organization or unincorporated association, including any Governmental Authority.

(j) “SRO” means (i) any “self-regulatory organization” as defined in Section 3(a)(26) of the Exchange Act, (ii) any other United States or foreign securities exchange, futures exchange, commodities exchange or contract market or (iii) any other securities exchange.

Section 1.2 Interpretation. When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein”, “hereby” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” shall not be exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall”.  This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

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ARTICLE II
COVENANTS

Section 2.1 Board of Directors, Annual Meeting and Related Matters.

(a) Nomination of New Directors. The Company agrees that at the 2013 Annual Meeting, the Board will:

(1) nominate the Barington Nominee as a director of the Company to hold such position until the 2014 Annual Meeting (as defined below) and until such Barington Nominee’s successor has been duly elected, or until his or her earlier death, resignation or removal; and

(2) cause all proxies received by the Company to be voted in the manner specified by such proxies.

(b) Election of New Directors. The Company shall use all commercially reasonable efforts to ensure that the Barington Nominee is elected by the Company’s shareholders at the 2013 Annual Meeting including, without limitation, recommending that the Company’s shareholders vote in favor of the election of the Barington Nominee at the 2013 Annual Meeting. None of the Company, the Board or the Nominating/Corporate Governance Committee of the Board (the “Nominating Committee”) shall take any position, make any statements or take any action inconsistent with such recommendation.  None of the Company, the Board or the Nominating Committee shall be under any obligation to nominate any Person, including the Barington Nominee for election to the Board at the 2014 Annual Meeting, or at any other meeting of the shareholders of the Company (other than the 2013 Annual Meeting) or otherwise.

(c) Committee Appointments.  If elected to the Board at the 2013 Annual Meeting, the Barington Nominee shall be appointed to serve on either (at the option of the Board) the Board’s Compensation Committee or Audit Committee, provided that the Barington Nominee is qualified to serve on such committees under Applicable Law, the charters of such committees and the Company’s Director Independence Standards.

(d) Qualifications. Prior to the execution of this Agreement, the Board has reviewed and approved the qualifications of the Barington Nominee to serve as a member of the Board and has determined that the Barington Nominee (i) is “independent” in accordance with the requirements of the Company’s Director Independence Standards and (ii) is otherwise qualified to serve as a director of the Company and a member of the Board’s Compensation Committee and Audit Committee.

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(e) Role of Nominees. Subject to Applicable Law, the Barington Nominee, upon election to the Board will be governed by the same protections and obligations, and shall have the same rights and benefits, as are applicable to all other directors of the Company.

(f) Proxy Solicitation Materials. The Company and the Board agree that the Company’s proxy statement (as such term is defined in Rule 14a-1 promulgated by the SEC under the Exchange Act) with respect to the 2013 Annual Meeting (such proxy statement, the “2013 Proxy Statement”) and all other solicitation materials to be delivered to shareholders in connection with the 2013 Annual Meeting (in each case excepting any materials delivered prior to the date hereof) shall be prepared in accordance with, and in a manner consistent with the intent and purpose of, this Agreement.  The Company will provide the Barington Group with true and complete copies of any portion of the 2013 Proxy Statement or other soliciting materials (as such term is used in Rule 14a-6 promulgated by the SEC under the Exchange Act) with respect to the 2013 Annual Meeting, in each case that refer to the Barington Group, the Barington Nominee or this Agreement, at least two business days in advance of filing such materials with the SEC in order to permit the Barington Group a reasonable opportunity to review and comment on such materials, and will consider in good faith any comments received from the Barington Group and its counsel.  Except as otherwise required by Applicable Law, the Company shall use the same or substantially similar language, or any summary thereof that is agreed upon for the foregoing filings, in all other filings with the SEC that disclose, discuss, refer to or are being filed in response to or as a result of this Agreement.  The Barington Group will provide, as promptly as reasonably practicable, all information relating to the Barington Nominee (and other information, if any) to the extent required under Applicable Law to be included in the Company’s 2013 Proxy Statement and any other soliciting materials (as such term is used in Rule 14a-6 promulgated by the SEC under the Exchange Act) to be filed with the SEC or delivered to shareholders in connection with the 2013 Annual Meeting. The 2013 Proxy Statement and other soliciting materials shall contain the same type of information and manner of presentation concerning the Barington Nominee as provided for the Company’s other independent director nominees.

(g) Replacement Directors. If at any time prior to the Company’s 2014 Annual Meeting of Shareholders (the “2014 Annual Meeting”) the Barington Nominee is unable or unwilling to serve (or continue to serve) as a director of the Company for any reason, then the Barington Group shall be entitled to designate a replacement Barington Nominee (any replacement Barington Nominee selected in accordance with this Section 2.1(g), a “Replacement Nominee”), and such Replacement Nominee shall be deemed a Barington Nominee for all purposes of this Agreement. In proposing an individual as a Replacement Nominee pursuant to this Section 2.1(g), the Barington Group shall provide the Company with such information regarding such individual as would be required to nominate such individual as a director pursuant to Article V, Section 5.11 of the Company’s By-laws and any other information reasonably requested by the Company consistent with its practice with other directors. Notwithstanding the foregoing, the Barington Group will not be entitled to designate a particular Replacement Nominee pursuant to this Section 2.1(g) in the event that the Board or the Nominating Committee reasonably determines that (i) the appointment or election of such Replacement Nominee to the Board would cause the Company to not be in compliance with Applicable Law, (ii) such Replacement Nominee has been involved in any of the events enumerated in Item 2(d) or (e) of Schedule 13D under the Exchange Act or Item 401(f) of Regulation S-K under the Securities Act of 1933, as amended, or is subject to any Order of any Governmental Authority prohibiting service as a director of any public company, (iii) such Replacement Nominee does not satisfy the director eligibility requirements applicable to the other members of the Board or (iv) such Replacement Nominee is not reasonably acceptable to the Board or Nominating Committee.  In any such case described in clauses (i) through (iv) of the immediately preceding sentence, the Barington Group will withdraw the designation of such proposed Replacement Nominee and be permitted to designate a replacement therefor (which Replacement Nominee will also be subject to the requirements of this Section 2.1(g)).

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Section 2.2 Voting Provisions.  The Barington Group, together with its Affiliates, will cause all shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), for which they have the right to vote or direct the vote as of the record date for the 2013 Annual Meeting to be present for quorum purposes and to be voted at such meeting or at any adjournments or postponements thereof (a) in favor of all those Persons nominated to serve as directors of the Company by the Board or the Nominating Committee and (b) against any shareholder nominations for director which are not approved and recommended by the Board for election at such meeting, so long as the slate of directors nominated and recommended by the Board includes the Barington Nominee.

Section 2.3 Undertakings by the Barington Group. By executing this Agreement, the Barington Group hereby (i) irrevocably withdraws the Nomination Notice Letter and any nominations to the Board made prior to the date hereof and (ii) covenants and agrees not to, directly or indirectly, solicit proxies or participate or engage in a proxy contest with respect to the election of directors at the 2013 Annual Meeting or any other proposal known to the Barington Group to be considered at the 2013 Annual Meeting or present any other proposal for consideration at the 2013 Annual Meeting.

Section 2.4 Publicity. Promptly after the execution of this Agreement, the Company will issue a mutually acceptable joint press release in the form attached hereto as Schedule A and the Company will file a Form 8-K with respect to this Agreement in the form attached hereto as Schedule B.  Neither of the parties hereto shall issue any other press release with respect to this Agreement, the Nomination Notice Letter, the 2013 Annual Meeting and all related activities and matters, without the prior written consent of the other party.   Furthermore, the parties hereto shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any public statements with respect to this Agreement, the Nomination Notice Letter, the 2013 Annual Meeting and all related activities and matters, and shall not issue any such public statement prior to such consultation, except as may be required by Applicable Law, it being understood that the final form and content of any such public statement shall be at the final discretion of the disclosing party.

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Section 2.5 Standstill.

(a) Each member of the Barington Group agrees that, during the Standstill Period (as defined below), without the prior written consent of the Board specifically expressed in a written resolution adopted by a majority vote of the entire Board, neither it nor any of its Affiliates or Associates under its control or discretion will, and it will cause each of its Affiliates and Associates under its control not to, directly or indirectly in any manner: (i) engage in any “solicitation” of “proxies” (as such terms are used in the rules of the SEC) or consents to vote any securities of the Company with respect to the election of directors, or become a participant in any election contest with respect to the Company; (ii) seek to influence any person with respect to the voting of any securities of the Company; provided, however, that any member of the Barington Group and any Affiliate or Associate of any such member may disclose, publicly or otherwise, how it intends to vote or act with respect to any securities of the Company, any stockholder proposal or other matter to be voted on by the stockholders of the Company (other than the election of directors) and the reasons therefor; (iii) otherwise publicly act, alone or in concert with others, to seek to control or influence the management, Board or policies of the Company or initiate or take any action to obtain representation on the Board; or (iv) enter into any agreements with any third party with respect to any of the foregoing, except in each case, as expressly contemplated or permitted by this Agreement, it being understood and agreed that nothing contained herein shall be construed to limit the ability of any member of the Barington Group and any Affiliate or Associate of any such member to form a “group” pursuant to Rule 13d-5 promulgated by the SEC under the Exchange Act with, or acquire additional shares of Common Stock from, any party. Notwithstanding the foregoing, the provisions of this Section 2.5 shall not limit in any respect the actions of any director of the Company in his or her capacity as such, recognizing that such actions are subject to such director’s fiduciary duties to the Company and its shareholders.

(b) “Standstill Period” shall mean the period beginning on the date hereof and ending on the earlier of June 14, 2014 and the date of the Company’s 2014 Annual Meeting.

(c) Nothing contained in this Agreement shall limit any member of the Barington Group or the Associates or Affiliates of such member from taking any of the actions otherwise prohibited in this Agreement in connection with the 2014 Annual Meeting, including, without limitation, nominating directors or soliciting proxies for the election of directors or other purposes, requesting a shareholder list, related information and other books and records, making public filings or announcements or taking any other action, in each case, related to the solicitation of proxies at the 2014 Annual Meeting.

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ARTICLE III
OTHER PROVISIONS

Section 3.1 Representations and Warranties.

(a) Representations and Warranties of the Company. The Company hereby represents and warrants that (i) it is a corporation, duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, (ii) it has all requisite power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement, (iii) the execution and delivery by the Company of this Agreement and the performance of the obligations of the Company under this Agreement have been duly authorized by all necessary corporate action on the part of the Company, (iv) this Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity, and (v) neither the execution of this Agreement nor the consummation of any of the transactions contemplated hereby nor the fulfillment of the terms hereof, in each case in accordance with the terms hereof, will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to the terms of the Articles of Incorporation or By-laws of the Company or any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject.

(b) Representations and Warranties of the Barington Group. Each member of the Barington Group represents and warrants that (i) in the case of members of the Barington Group that are not natural persons, such member has been duly formed, is validly existing and, where such concept is applicable, is in good standing under the laws of its jurisdiction of organization, (ii) such member has all requisite power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement, (iii) in the case of members of the Barington Group that are not natural persons, the execution and delivery by such member of this Agreement and the performance by such member of its obligations under this Agreement have been duly authorized by all necessary corporate or other analogous action on the part of such member, (iv) this Agreement has been duly executed and delivered by such member and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of such member, enforceable against such member in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity and (v) as of the date hereof, such member and its respective Affiliates and Associates Beneficially Own and own of record the number of shares of Common Stock listed on Annex A opposite such member’s name and such shares constitute all of the Equity Securities and Derivative Instruments of the Company Beneficially Owned or owned of record by such member.

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Section 3.2 Expenses.  Within five business days of the date hereof, the Company shall pay the Barington Group $170,000 by certified check or wire transfer of immediately available funds to reimburse the Barington Group for their out-of-pocket expenses incurred prior to the date of this Agreement in connection with the Nomination Notice Letter, the 2013 Annual Meeting, the drafting, negotiation and execution of this Agreement and all of their other activities and matters related to the foregoing, including, without limitation, the fees and disbursements of counsel, consultants and other advisors.  Except as provided in the preceding sentence, all costs and expenses incurred in connection with the Nomination Notice Letter, the 2013 Annual Meeting, the negotiation and execution of this Agreement and all related activities and matters will be paid by the party incurring such cost or expenses.

Section 3.3 Entire Agreement; Amendment. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and thereof.  This Agreement may be amended only by an agreement in writing executed by the parties hereto, or in the case of the Barington Group, the Barington Representative.

Section 3.4 Notices.  All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if (a) given by telecopy, when such telecopy is transmitted to the telecopy number set forth below and the appropriate confirmation is received or (b) if given by any other means, when actually received during normal business hours at the address specified in this subsection:

if to the Company:	The Jones Group Inc. 1411 Broadway New York, New York 10018 Facsimile: (501) 790-9988 Attention: General Counsel

with a copy to:	Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, New York 10019 Facsimile: (212) 474-3700 Attention: Scott A. Barshay George F. Schoen

if to the Barington Group:	Barington Capital Group, L.P. 888 Seventh Avenue, 17th Floor New York, New York 10019 Facsimile: (212) 586-7684 Attention: James A. Mitarotonda
with a copy to:	Kramer Levin Naftalis & Frankel LLP 1177 Avenue of the Americas New York, New York 10036 Facsimile: (212) 715-8401 Attention: Peter Smith

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Section 3.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF, EXCEPT TO THE EXTENT THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA ARE MANDATORILY APPLICABLE TO THIS AGREEMENT.

Section 3.6 Consent to Jurisdiction. Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of (a) any New York State court sitting in the County of New York and (b) the United States District Court for the Southern District of New York, for the purposes of any litigation arising out of this Agreement (and each agrees that no such litigation relating to this Agreement shall be brought by it or any of its Affiliates except in such courts).  Each of the parties hereto further agrees that, to the fullest extent permitted by Applicable Law, service of any process, summons, notice or document by U.S. registered mail to such Person’s respective address set forth in Section 3.4 shall be effective service of process for any litigation in New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence.  Each of the parties hereto irrevocably and unconditionally waives (and agrees not to plead or claim) any objection to the laying of venue of any litigation arising out of this Agreement in (a) any New York State court sitting in the County of New York or (b) the United States District Court for the Southern District of New York, or that any such litigation brought in any such court has been brought in an inconvenient forum.

Section 3.7 WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 3.7.

Section 3.8 Specific Performance.  The parties acknowledge that their obligations hereunder are unique and that remedies at law, including monetary damages, will be inadequate in the event any party should default in the performance of its obligations under this Agreement.  Accordingly, in the event of any such breach, the non-defaulting party shall be entitled to equitable relief (if the court so grants), without the proof of actual damages, including in the form of an injunction or injunctions or orders for specific performance to prevent breaches of this Agreement and to order the defaulting party to affirmatively carry out its obligations under this Agreement, and such defaulting party hereby waives any defense to the effect that a remedy at law would be an adequate remedy for such breach or that an award of specific performance is not an appropriate remedy for any reason of law or equity.  Such equitable relief shall be in addition to any other remedy to which the parties hereto are entitled to at law or in equity as a remedy for such nonperformance, breach or threatened breach.  Each party hereby waives any requirements for the securing or posting of any bond with such equitable remedy.

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Section 3.9 Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, and nothing in this Agreement is intended to confer on any Person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 3.10 Representative.   Each member of the Barington Group hereby irrevocably appoints Barington Capital Group, L.P. as such member’s attorney-in-fact and representative (the “Barington Representative”), in such member’s place and stead, to do any and all things and to execute any and all documents and give and receive any and all notices or instructions in connection with this Agreement and the transactions contemplated hereby. The Company shall be entitled to rely, as being binding on each member of the Barington Group, upon any action taken by the Barington Representative or upon any document, notice, instruction or other writing given or executed by the Barington Representative.

Section 3.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Left Blank Intentionally]

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IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused the same to be executed by its duly authorized representative as of the date first above written.

THE JONES GROUP INC.

By:	/s/ Ira Dansky
Name: Ira Dansky
Title: Executive Vice President, General Counsel & Secretary

JAMES A. MITAROTONDA

/s/ James A. Mitarotonda

BARINGTON COMPANIES EQUITY PARTNERS, L.P.

By:	Barington Companies Investors, LLC, its general partner

By:	/s/ James A. Mitarotonda
Name: James A. Mitarotonda
Title: Managing Member

BARINGTON SPV I, L.P.

By:	Barington Companies Investors, LLC, its general partner

By:	/s/ James A. Mitarotonda
Name: James A. Mitarotonda
Title: Managing Member

BARINGTON COMPANIES INVESTORS, LLC

By:	/s/ James A. Mitarotonda
Name: James A. Mitarotonda
Title: Managing Member

BARINGTON CAPITAL GROUP, L.P.

By:	LNA Capital Corp., its general partner

By:	/s/ James A. Mitarotonda
Name: James A. Mitarotonda
Title: President and CEO

LNA CAPITAL CORP.

By:	/s/ James A. Mitarotonda
Name: James A. Mitarotonda
Title: President and CEO

HILCO, INC.

By:	/s/ Jeffrey Hecktman
Name: Jeffrey Hecktman
Title: President

HARTZ CAPITAL INVESTMENTS, LLC

By:	HARTZ CAPITAL, INC., its Manager

By:	/s/ Jonathan B. Schindel
Name: Jonathan B. Schindel
Title: Secretary & General Counsel

SCHEDULE A

Agreed form of Press Release

For Immediate Release

The Jones Group Inc.	Barington Capital Group, L.P.

Investors:	Contact:
John T. McClain, Chief Financial Officer The Jones Group (212) 703-9189	Jared Landaw, Chief Operating Officer and General Counsel Barington Capital Group, L.P.
(212) 974-5713
Media Contacts:
Joele Frank and Sharon Stern
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

The Jones Group Nominates James A. Mitarotonda for Election to its Board of Directors

Expands Board from 10 to 11 Directors

NEW YORK– May 6, 2013 – The Jones Group Inc. (“Jones” or the “Company”) (NYSE: JNY) today announced that it has reached an agreement with Barington Capital Group, L.P. (“Barington”) under which James A. Mitarotonda has been nominated to stand for election to the Board of Directors at the Company’s 2013 Annual Meeting of Stockholders. With the addition of Mr. Mitarotonda, the Jones Board of Directors will expand to eleven members, eight of whom are independent, ten of whom are non-management and all of whom are annually elected.

Robert L. Mettler, Chair of the Nominating and Corporate Governance Committee and Presiding Independent Director of the Board of Directors, said: “We value Jim’s expertise in the retail, apparel and footwear industries and welcome his input as we continue to execute on our plan and drive results during this pivotal period of transformation for the Company.  The Jones Group Board of Directors and management team are focused on improving profitability and enhancing shareholder value for the long-term.”

James A. Mitarotonda, Chairman and Chief Executive Officer of Barington Capital Group, stated: “I am pleased to join the Board of The Jones Group, a well-respected company with significant potential for future growth.  I support the recent initiatives the Company has taken and I look forward to working with my fellow directors to build value for all Jones Group stockholders.”

After joining the Board, Mr. Mitarotonda will be serving on the Audit Committee.

As part of the agreement, Barington, which represents a group of investors that owns approximately 2.3% of The Jones Group common stock, has agreed to vote its shares in support of all of the Company’s director nominees at the 2013 Annual Meeting.  Barington has also agreed to certain customary “standstill” provisions.

The Company will file the full text of the agreement on a Form 8-K with the Securities and Exchange Commission today, and will also file and mail to its stockholders its proxy materials in due course.  The annual meeting will be held on June 14, 2013 and stockholders of record at the close of business on March 26, 2013 will be entitled to vote.

About James A. Mitarotonda

James A. Mitarotonda is Chairman, President and Chief Executive Officer of Barington Capital Group, L.P., an investment firm that he co-founded in November 1991 that has significant experience investing in retail, apparel and footwear companies.  He currently serves as a director of A. Schulman, Inc. and The Pep Boys – Manny, Moe & Jack and is a former director of a number of publically traded companies, including Griffon Corporation, Gerber Scientific, Inc., Register.com, Inc. and Ameron International Corporation.  Mr. Mitarotonda received an M.B.A. from New York University’s Graduate School of Business Administration (now known as the Stern School of Business) and a B.A. in economics from Queens College, where he now serves as Chairman of its Business Advisory Board.

About Barington Capital Group, L.P.

Barington Capital Group, L.P. is an investment management firm that primarily invests in undervalued, small and mid-capitalization companies.  Barington and its principals are experienced value-added investors who have taken active roles in assisting companies in creating or improving shareholder value. Barington has significant experience investing in retail, apparel and footwear companies, with prior investments in The Warnaco Group, Dillard’s, Nautica, Steven Madden, Payless ShoeSource, Stride Rite, Maxwell Shoe and Harry Winston.

About The Jones Group Inc.

The Jones Group Inc. (www.jonesgroupinc.com) is a leading global designer, marketer and wholesaler of over 35 brands with product expertise in apparel, footwear, jeanswear, jewelry and handbags.  The Jones Group has a reputation for innovation, excellence in product quality and value, operational execution and talent.  The Company also markets directly to consumers through branded specialty retail and outlet stores, through concessions at upscale department stores and through its e-commerce sites.

The Company’s internationally recognized brands and licensing agreements (L) include: Nine West, Jones New York, Anne Klein, Kurt Geiger, Rachel Roy (L), Robert Rodriguez, Robbi & Nikki, Stuart Weitzman, Brian Atwood (L), Boutique 9, Easy Spirit, Carvela, Gloria Vanderbilt, l.e.i., Bandolino, Enzo Angiolini, Nine & Co., GLO, Joan & David, Miss KG, Kasper, Energie, Evan-Picone, Le Suit, Mootsies Tootsies, Grane, Erika, Napier, Jessica Simpson (L), Givenchy (L), Judith Jack, Albert Nipon, Pappagallo and Rafe (L).

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the Company’s 2013 annual meeting.  In connection with the 2013 annual meeting, the Company plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its shareholders eligible to vote at the 2013 annual meeting a definitive proxy statement. THE COMPANY ADVISES ITS SECURITY HOLDERS TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FOR THE 2013 ANNUAL MEETING WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Security holders may obtain a free copy of these documents (once available) at the SEC’s website at http://www.sec.gov. The definitive proxy statement and these other documents may also be obtained free of charge from the Company by contacting John McClain, The Jones Group Chief Financial Officer, at (212) 703-9189 or JMcClain@jny.com.  Such documents are not currently available.

Participants in Solicitation

The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s security holders in connection with the Company’s 2013 annual meeting. Security holders may obtain information regarding the names, affiliations and interests of such individuals in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, its Form 10-K/A dated April 30, 2013 and its definitive proxy statement dated April 13, 2012, each of which has been filed with the SEC. To the extent holdings of the Company’s securities have changed from the amounts included in the Form 10-K/A dated April 30, 2013, such changes have been or will be reflected on Statements of Change in Ownership on Forms 4 and 5 filed with the SEC and will be reflected in the definitive proxy statement for the 2013 annual meeting. Additional information regarding such individuals will be included in the definitive proxy statement for the 2013 annual meeting. These documents (once available) may be obtained free of charge at the SEC’s website at http://www.sec.gov or from the Company by contacting John McClain, The Jones Group Chief Financial Officer, at (212) 703-9189 or JMcClain@jny.com.

SCHEDULE B

Agreed form of Form 8-K

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
May 3, 2013

THE JONES GROUP INC.
(Exact Name of registrant as specified in its charter)

Pennsylvania	1-10746	06-0935166
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1411 Broadway New York, New York 10018
(Address of principal executive offices)

(212) 642-3860
(Registrant’s telephone number, including area code)

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On May 3, 2013, The Jones Group Inc. (the “Company”) entered into an agreement (the “Agreement”) with Barington Capital Group, L.P. and certain of its affiliates and co-investors (such entities, collectively, the “Barington Group”).  A copy of the press release announcing the Agreement is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

The following description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Pursuant to the Agreement, the Company’s Board of Directors (the “Board”) has authorized an increase in the size of the Board of Directors to 11 directors from its current 10.  The Board has also agreed to include James Mitarotonda on the Board’s slate of nominees for election as a director at the Company’s 2013 annual meeting of shareholders (the “2013 annual meeting”) for a one-year term ending at the Company’s 2014 annual meeting of shareholders.

After joining the Board, James Mitarotonda will be serving on the Audit Committee.

The Barington Group has agreed to abide by certain customary standstill provisions until the Company’s 2014 annual meeting of shareholders.

The Barington Group has agreed to vote its shares of the Company’s common stock at the 2013 annual meeting (a) in favor of the Board’s slate of nominees and (b) against any shareholder nominations for director which are not approved and recommended by the Board.  Collectively, the Barington Group is the beneficial owner of approximately 2.3% of the Company’s outstanding shares of common stock.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the Company’s 2013 annual meeting.  In connection with the 2013 annual meeting, the Company plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its shareholders eligible to vote at the 2013 annual meeting a definitive proxy statement. THE COMPANY ADVISES ITS SECURITY HOLDERS TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FOR THE 2013 ANNUAL MEETING WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Security holders may obtain a free copy of these documents (once available) at the SEC’s website at http://www.sec.gov. The definitive proxy statement and these other documents may also be obtained free of charge from the Company by contacting John McClain, The Jones Group Chief Financial Officer, at (212) 703-9189 or JMcClain@jny.com.  Such documents are not currently available.

Participants in Solicitation

The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s security holders in connection with the Company’s 2013 annual meeting. Security holders may obtain information regarding the names, affiliations and interests of such individuals in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, its Form 10-K/A dated April 30, 2013 and its definitive proxy statement dated April 13, 2012, each of which has been filed with the SEC. To the extent holdings of the Company’s securities have changed from the amounts included in the Form 10-K/A dated April 30, 2013, such changes have been or will be reflected on Statements of Change in Ownership on Forms 4 and 5 filed with the SEC and will be reflected in the definitive proxy statement for the 2013 annual meeting.  Additional information regarding such individuals will be included in the definitive proxy statement for the 2013 annual meeting.  These documents (once available) may be obtained free of charge at the SEC’s website at http://www.sec.gov or from the Company by contacting John McClain, The Jones Group Chief Financial Officer, at (212) 703-9189 or JMcClain@jny.com.

Item 9.01 – Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Agreement by and among the Company and the Barington Group, dated May 3, 2013

99.1	Press Release, dated May 6, 2013

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE JONES GROUP INC. (Registrant)

	By:	/s/
Name: Ira Dansky
Title: Executive Vice President, General Counsel and Secretary

Date: May 6, 2013

Exhibit Index

Exhibit No.	Description
10.1	Agreement by and among the Company and the Barington Group, dated May 3, 2013

99.1	Press Release, dated May 6, 2013

ANNEX A

Beneficial Ownership of Common Stock by Barington Group Members

Entity	Number of Shares of Company Common Stock Beneficially Owned
James A. Mitarotonda	1,834,400
Barington Companies Equity Partners, L.P.	585,000
Barington SPV I, L.P.	642,200
Barington Companies Investors, LLC	1,834,400
Barington Capital Group, L.P.	1,834,400
LNA Capital Corp.	1,834,400
Hilco, Inc.	9,500
Hartz Capital Investments, LLC	607,200